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    As filed with the Securities and Exchange Commission on November 2, 2001

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            -----------------------

                           PRUDENTIAL FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

             New Jersey                        22-3703799
     (State of incorporation or             (I.R.S. Employer
           organization)                   Identification No.)

                      PRUDENTIAL FINANCIAL CAPITAL TRUST I
             (Exact name of registrant as specified in its charter)

              Delaware                            22-6899432
      (State of incorporation          (I.R.S. Employee Identification
          or organization)                         Number)

                751 Broad Street, Newark, New Jersey       07102
               (Address of principal executive offices) (Zip Code)


    If this form relates to the            If this form relates to the
    registration of a class of             registration of a class of
    securities pursuant to Section         securities pursuant to Section
    12(b) of the Exchange Act and is       12(g) of the Exchange Act and is
    effective pursuant to General          effective pursuant to General
    Instruction A(c), check the            Instruction A(d), check the
    following box.|X|                      following box.|_|

Securities Act registration statement file number to which this form relates:
333-70888 and 333-7088-01

Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class              Name of each exchange on which
            to be so registered              each class is to be registered
            -------------------              ------------------------------

           Equity Security Units              New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.        Description of Registrant's Securities to be Registered.

                  A description of the equity security units of Prudential Financial, Inc. and Prudential Financial Capital Trust I (the "Registrants") will be contained in a prospectus, constituting part of the Registrants' Registration Statement on Form S-1 (File Nos. 333-70888 and 333-70888-01) (the "Registration Statement") relating to the equity security units, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the "Prospectus"). The description of the Securities contained in the Prospectus is hereby incorporated by reference into this Form 8-A. Copies of such description will be filed with the New York Stock Exchange, Inc.

Item 2.  Exhibits.

The following exhibits are filed herewith (or incorporated by reference as indicated below):

Exhibit No.       Description
-----------       -----------

(1) Form of Amended and Restated Certificate of Incorporation of Prudential Financial, Inc.*

(2)               Form of By-laws of Prudential Financial, Inc.*

(3) Form of Indenture between Prudential Financial, Inc. and the Chase Manhattan Bank, as trustee, relating to the debt securities.*

(4) Form of First Supplemental Indenture between Prudential Financial, Inc. and the Chase Manhattan Bank, as trustee, relating to the Debentures.*

(5)               Certificate of Trust of Prudential Financial Capital Trust I.*

(6)               Declaration of Trust of Prudential Financial Capital Trust I.*

(7) Form of Amended and Restated Declaration of Trust of Prudential Financial Capital Trust I.*


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         *Filed as an exhibit to the Registrants' Registration Statement on Form
S-1 (Registration Nos. 333-70888 and 333-70888-01) and incorporated herein by reference.

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(8)               Form of Capital Securities Guarantee Agreement for Prudential
                  Financial Capital Trust I.*

(9) Form of Capital Security Certificate of Prudential Financial Capital Trust I (included in Exhibit 7).*

(10)              Form of Purchase Contract Agreement.*

(11)              Form of Common Securities Guarantee Agreement.*

(12)              Form of Pledge Agreement.*

(13)              Form of Debenture (included in Exhibit 4).*

(14)              Form of Normal Unit (included in Exhibit 10).*

(15)              Form of Stripped Unit (included in Exhibit 10).*

(16) Form of certificate for the Common Stock of Prudential Financial, Inc. (incorporated by reference to Exhibit 4.1 to Prudential Financial, Inc.'s Registration Statement on Form S-1 (No. 333-58524)).

(17)              Shareholder Rights Plan.*



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         *Filed as an exhibit to the Registrants' Registration Statement on Form
S-1 (Registration Nos. 333-70888 and 333-70888-01) and incorporated herein by reference.


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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                PRUDENTIAL FINANCIAL, INC.


                                By: /s/ C. Edward Chaplin
                                   -----------------------------
                                       Name:  C. Edward Chaplin
                                       Title: Senior Vice President & Treasurer

                                PRUDENTIAL FINANCIAL CAPITAL TRUST I

                                By:     Prudential Financial, Inc., as Sponsor

                                By:     /s/ C. Edward Chaplin
                                        --------------------------------
                                        Name:  C. Edward Chaplin
                                        Title: Senior Vice President & Treasurer

Date:  November 2, 2001